SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Utilities Growth and Income Fund -- Class A
Shares
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance): November
19, 1990


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    N/A          $1,000

ERV =  Ending Redeemable Value   $1,138    N/A          $1,550

T   =  Average Annual
       Total Return              13.80%    N/A          9/26%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,440,768

Expenses                         $533,892

Reimbursement                    $0

Average shares                   57,014,017

NAV                              $10.40

Sales Charge                     5.75%

POP                              $11.03

Yield at POP                     3.66%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Utilities Growth and Income Fund -- Class B
Shares
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance): April 27,
1992


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,149      N/A       $1,381

T   =  Average Annual
       Total Return              14.92%      N/A       9.64%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,349,270

Expenses                         $888,642

Reimbursement                    $0

Average shares                   55,778,926

NAV                              $10.35

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     3.06%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Utilities Growth and Income Fund -- Class M
Shares
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance): March 1,
1995


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A       N/A          $1,000

ERV =  Ending Redeemable Value   N/A       N/A          $1,134

T   =  Average Annual
       Total Return              N/A       N/A          13.41%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $7,143

Expenses                         $2,331

Reimbursement                    $0

Average shares                   169,353

NAV                              $10.38

Sales Charge                     3.50%

POP                              $10.76

Yield at POP                      3.19%